Exhibit 21.1

Subsidiaries of Twist Beauty Packaging S.à r.l. & Partners S.C.A.

Albéa Beauty Partners SA	Grand Duchy of Luxembourg
Twist Beauty International Holdings SA	Grand Duchy of Luxembourg
Albéa Beauty Holdings SA	Grand Duchy of Luxembourg
Twist Beauty Packaging S.à.r.l	Grand Duchy of Luxembourg
Twist Beauty Packaging Holdings Netherlands B.V.	The Netherlands
Albéa Alkmaar B.V.	The Netherlands
Twist Beauty Packaging Airspray Engineering B.V.	The Netherlands
Twist Beauty Packaging Airspray Development B.V.	The Netherlands
Albéa HPC Sp. Zoo	Poland
Twist Beauty Packaging Holding Germany GmbH	Germany
Albéa Deutschland GmbH	Germany
Twist Beauty Packaging Holding France S.A.S.	France
Twist Beauty Packaging UK Limited	United Kingdom
Twist Beauty Packaging Holding Corp.	United States of America
Beauty Packaging Canada Holdings, Inc.	Canada
Albéa Canada, Inc	Canada
Albéa do Brasil Embalagens Ltda	Brazil
Twist Beauty Packaging Holding Mexico S. De R.L. de CV	Mexico
Twist Beauty Packaging Holding Hong Kong Limited	Hong Kong
Albéa Thomaston Inc.	United States of America
Albéa Metal Holding, Corp.	United States of America

Albéa Americas, Inc.	United States of America
Albéa Plastic Packaging Texas, Inc	United States of America
Albéa Cosmetics America, Inc.	United States of America
Albéa Metal Americas, Inc.	United States of America
Albéa Metal Real Estate, Inc	United States of America
Cebal Mexicana LLC	United States of America
Albéa Mexicana LP	United States of America
Albéa Beauty Solutions USA, LLC	United States of America
Cosmetech Mably International (HK) Limited	Hong Kong
Albéa Services S.A.S.	France
SFG — Société Française de Galvanoplastie S.A.S.	France
Albéa Simandre S.A.S.U.	France
Albéa Le Tréport S.A.S.	France
Albéa Lacrost S.A.S.	France
Albéa Tubes France S.A.S.	France
Albéa Beauty Solutions Europe S.A.S.	France
Albéa Cosmetics France S.A.S.	France
Albéa RUS LLC	Russia
PT Techpack Asia	Indonesia
Albéa Cosmetics Italy SpA	Italy
Albéa Tubes Italy SpA	Italy
Albéa Poland SpZoo	Poland
Cebal Zhongshan Co., Limited	China
Albéa Warsaw Sp. Zoo	Poland
Betts Limited	United Kingdom

Albéa UK Limited	United Kingdom
Boddington IP Limited	United Kingdom
Betts India Private Limited	India
Albéa Servicios De México SA de CV	Mexico
Albea Packaging De México SA de CV	Mexico
PT Betts Indonesia	Indonesia
Cepillos de Matamoros SA de CV	Mexico
Cebal Americas Recursos Humanos S de R.L de CV	Mexico
Cebal Americas de Reynosa S. de RL de CV	Mexico
Rexam Asia Limited	Hong Kong
Albéa Hong Kong Limited	Hong Kong
Albéa (Packaging) Suzhou Co. Limited	China
Rexam Taiwan Co. Limited	Taiwan
Zhongshan Meiquan Plastic and Rubber Products Co., Limited	China
PT Albéa Rigid Packaging Surabaya	Indonesia
Rexam Plastics Packaging (Hong Kong) Limited	Hong Kong
Rexam Dispensing Systems (Shanghai) Co., Limited	China
Rexam Make-Up (Hong Kong) Limited	Hong Kong
Rexam Plastic Packaging (Shenzen) Co., Limited	China
Rexam Plastic Molds (Shanghai) Co., Limited	China
Rexam Plastic Packaging (Shanghai) Co., Limited	China
Rexam Plastic Metallizing Technology (Shanghai) Co. Limited	China
Rexam Plastic Decoration (Shanghai) Co., Limited	China

Rexam Plastic Products (Shanghai) Co., Limited	China
Rexam Plastic Processing (Shanghai) Co., Limited	China